Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 16, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Broadwind Energy, Inc. on Form 10-K for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of Broadwind Energy, Inc. on Form S-8 (File No. 333-160039, effective June 17, 2009).

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
Chicago, Illinois
March 16, 2011